Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Moleculin Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.001 per share(2)	457(o)			$7,500,000	$0.00015310	$1,148.25
Equity	Pre-Funded Warrants to purchase shares of common stock(3)	457(g)	-	-	-	-	- (4)
Equity	Common Stock underlying the Pre-Funded Warrants(2)(3)	457(o)	-	-	(3)	$0. 00015310	- (3)
Equity	Series E Warrants to purchase shares of common stock	457(g)	-	-	-	-	- (4)
Equity	Common Stock underlying the Series E Warrants to purchase Common Stock(2)	457(o)	-	-	$22,500,000	$0. 00015310	$3,444.75

Total Offering Amounts					$30,000,000		$4,593.00
Total Fees Previously Paid
Total Fee Offsets (5)							$4,593.00
Net Fee Due							$-

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(2)

Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(3)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $7,500,000.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	A registration fee of $12,248.00 was previously paid with respect to securities registered under the Registrant’s registration statement on Form S-1 (No. 333-283820) (the “Prior Registration Statement”), pertaining to the registration of securities of the Registrant, which remained unutilized and subsequently withdrawn on February 24, 2025, and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $4,593.00, taking into consideration the available offset of $12,248.00 from the Prior Registration Statement, $0 is currently due for this Registration Statement.

Table 2: Newly Registered Securities

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Moleculin Biotech, Inc.	Form S-1	333-283820	December 13, 2024	December 13, 2024	$3,750.95	Equity	Common Stock	Withdrawal of Prior Registration Statement	$24,500,000
Fee Offset Claims	Moleculin Biotech, Inc.	Form S-1/A	333-283820	December 13, 2024	February 11, 2025	$8,497.05	Equity	Common Stock	Withdrawal of Prior Registration Statement	$55,500,000
Fee Offset Sources	Moleculin Biotech, Inc.	Form S-1		June 2, 2025							$4,593.00